Exhibit 10.25

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective as of this 1st day of October 2019 (the “Amendment Effective Date”) by and between GERALD MCLAUGHLIN (“Executive”) and NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”).  Company and the Executive collectively are referred to as the “Parties.”

BACKGROUND

WHEREAS,  the Executive is a party to an Employment Agreement with the Company dated as of June 27, 2018  (the  “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend his Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereto agree as follows:

(1)        Terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

(2)        Paragraph 2(b) of the Employment Agreement hereby is deleted in its entirety and replaced with the following as of the Amendment Effective Date:

(b)  Annual Performance Bonus.  For each calendar year during the Term, the Executive shall be eligible to earn a cash performance bonus (each, an “Annual Performance Bonus”) as determined by the Board or the Compensation Committee.  The Board or Compensation Committee’s determination of the Executive’s eligibility for an Annual Performance Bonus shall be discretionary after considering the Executive’s achievement of enumerated performance milestones which shall be determined by the Board or the Compensation Committee at the beginning of each calendar year. The Executive’s target Annual Performance Bonus for calendar year 2019 and each calendar year thereafter shall be 55% of his Base Salary.  Except as otherwise provided herein, to earn an Annual Performance Bonus for any particular calendar year during the Term, the Executive must be employed by the Company on the day such Annual Performance Bonus is paid, which shall be no later than February 15th of the calendar year immediately following the calendar year to which it pertains.

(3)        The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Amendment.

(4)        This Amendment together with the Employment Agreement constitute the complete agreement of the Company and the Executive hereto with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto.  This Amendment cannot be amended, modified or supplemented with respect to the Executive except by an instrument in writing executed by the Company and the Executive.

(5)        The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Executive, the Company and their respective successors and assigns.   Except as provided in this Amendment, all other terms and conditions contained in the Employment Agreement shall remain unchanged and in full force and effect.

(6)        This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the Amendment Effective Date.

COMPANY:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name: Richard Eisenstadt
Title: Chief Financial Officer

EXECUTIVE:

/s/ Gerald McLaughlin
Gerald McLaughlin